UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400
St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 21, 2009, Robert W. Bennett, Senior Vice-President and Chief Marketing Officer of Patriot Coal Corporation (the “Company”), adopted a pre-arranged trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934 and the Company’s stock ownership and trading policies for executives. Rule 10b5-1 permits officers and directors of public companies to adopt plans for selling specified amounts of stock. The plans may be entered into only when the officer or director is not in possession of material nonpublic information. Under Mr. Bennett’s Rule 10b5-1 plan, he will sell $200,000 of Company stock at prevailing market prices. Mr. Bennett’s plan will terminate on March 31, 2010. Following this transaction, Mr. Bennett’s ownership of Company securities will exceed his obligations under the Company’s stock ownership guidelines.
     Transactions under the plan will be reported to the Securities and Exchange Commission (“SEC”) in accordance with SEC rules. The Company undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any other officers or directors or to report on Form 8-K any modifications or termination of any publicly announced trading plan, except to the extent as may be required by law.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2009

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer